Exhibit 23(e)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-289172 on Form S-3 of our report dated February 18, 2026, relating to the financial statements of Southern Power Company, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 18, 2026